FOR IMMEDIATE RELEASE

CONTACTS:

Charles Ramey, CEO	Donald C. Weinberger
US Dataworks, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
Tel. (281) 504-8100	Tel. (212) 370-4500 Fax (212) 370-4505

US DATAWORKS, INC. ANNOUNCES PROFITABLE FISCAL 2009 FINANCIAL RESULTS

- Revenues increase by 40% over prior year-
- Management to Host Conference Call Today at 10am EDT -

Houston, TX – June 29, 2009 -- US Dataworks, Inc. (AMEX: UDW), a leading developer of payment processing solutions, today announced its financial results for its fiscal year 2009.

Revenues increased by 39.9% in fiscal 2009 to $7,996,987, as compared to $5,717,593 in fiscal 2008.  Transactional revenues increased 16.8% to $2,158,409 in fiscal 2009, as compared to $1,848,130 in fiscal 2008.  The increase in transactional revenue was primarily attributable to new customers added during the fiscal year and a steady growth of transactions processed by our existing customers.  Professional service revenues increased 66.7% to $4,700,476 in fiscal 2009, as compared to $2,820,332 in fiscal 2008. The increase in professional service revenue was primarily attributable to the consulting agreements with major customers and related purchase orders.

Cost of sales, which principally includes the costs of the personnel who perform the services associated with our software maintenance, support, training and installation activities, increased by $195,024, or 9.9%, from $1,964,555 in fiscal 2008 to $2,159,579 in fiscal 2009.  However, gross profit as a percentage of total revenues increased from 65.6% in fiscal 2008 to 73.0% in fiscal 2009. This gross margin increase is primarily due to the significant increase in transactional revenue in fiscal 2009 as compared to fiscal 2008.

Total operating expenses decreased by $11,318,381, or 68.9%, from $16,438,670 in fiscal 2008 to $5,120,289 in fiscal 2009.  The decrease in operating expenses was principally attributable to the goodwill impairment expense of $10,112,931 recorded in fiscal 2008, as compared to no goodwill impairment charges in fiscal 2009, and to a $1,236,967 decrease in general and administrative expense in fiscal 2009, as compared to fiscal 2008.  The decrease in general and administrative expense is primarily attributable to a $940,000 decrease in compensation expense, a $160,000 decrease in the use of outside services and $127,000 decrease in insurance, office, and marketing expenses.  Management anticipates that operating expenses will increase slightly over the coming year as the Company continues to maintain and expand its customer base.

Total other income (expense), including interest expense and financing costs, decreased $3,712,173, from income of $1,010,741 in fiscal 2008 to an expense of $(2,701,432) in fiscal 2009. The decrease is principally due to the $2,253,946 in interest expense charge incurred when $4,000,000 in convertible notes were refinanced in August 2008 (due to the acceleration of the unamortized balance of the original issue discount on such notes and the acceleration of the unamortized portion of the financing costs for such notes) and a reduction in the gain on derivatives associated with the debt feature of such convertible notes of $1,072,956 recorded in fiscal 2009 as compared to fiscal 2008.

Charles E. Ramey, Chairman and CEO of the Company stated, “We are pleased with our results for fiscal 2009.  Our increase in recurring revenue, particularly transactional revenue, bodes well for our financial stability going forward.  Our ability to deliver our revenue growth of 40% with a high gross profit margin of 73% and an EBITDA margin of 15% was also due to our restructuring and our effective cost management.”

Conference Call Information

 Interested parties may participate in the call by dialing (877) 869-3847; international callers dial (201) 689-8261 about 5-10 minutes prior to 10:00 AM EDT.  The conference call will also be available on replay starting at 1:00 pm EDT on June 29, 2009, and ending on July 6, 2009.  For the replay, please dial (877) 660-6853 (replay account # 269, replay conference #326685).  The access number for the replay for international callers is (201) 612-7415 (replay account # 269, replay conference #326685).
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About US Dataworks, Inc.

US Dataworks is a developer of payment processing solutions, focused on the financial services market, federal, state and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks.  Additional information about US Dataworks is available at www.usdataworks.com.

Certain statements made in this press release (other than the historical information contained herein) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectation of continued growth, the benefits of our recent restructuring, the anticipated features and benefits of our new distribution payment capture solution, our vision for payment processing and our new solutions’ ability to provide a higher return on investment for our clients.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to avoid being delisted from the NYSE Alternext US (formerly the American Stock Exchange), our ability to repay, refinance or extend the maturity date of our debt, and other risks detailed from time to time in the SEC reports of US Dataworks, including its annual report on Form 10-K for the year ended March 31, 2009.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

For the years ended March 31, 2009 and 2008

ASSETS	March	March
	2009	2008
Current assets
Cash and cash equivalents	$403,863	$903,393
Accounts receivable, trade	845,747	856,261
Prepaid expenses and other current assets	186,578	145,915

Total current assets	1,436,188	1,905,569

Property and equipment	2,352,183	2,337,646
Accumulated Amortization and depreciation	(2,046,400)	(1,858,959)
Goodwill, net	4,020,698	4,020,698
Other assets	194,359	357,124

Total assets	$5,957,028	$6,762,078

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current portion of Note payable - Equipment	$35,279	$35,279
Derivative Liability - Compound Embedded	-	353,749
Derivative Liability - Warrants	-	267,532
Deferred revenue	223,688	200,833
Accounts payable	247,132	271,677
Interest Payable - related parties	38,336	18,188
Accrued expenses	199,940	366,538
Notes Payable - related parties	4,203,500	-

Total current liabilities	4,947,875	1,513,796

Long-term Note Payable - Equipment	17,639	52,918
Long-term Note Payable - Related Party	-	500,000
Long-term convertible promissory note, net unamortized discount of $1,995,636	-	2,004,364

Total liabilities	4,965,514	4,071,078

Shareholders' equity
Convertible series B preferred stock, 0001 par	55	55
Common Stock. 0001 par	3,273	3,206
Additional paid in capital	65,063,737	64,778,977
Accumulated deficit	(64,075,551)	(62,091,238)

Total shareholders' equity	991,514	2,691,000

Total liabilities and shareholders' equity	$5,957,028	$6,762,078

INCOME STATEMENT DATA
For the years ended March 31, 2009 and 2008

	Qtr Ended	Qtr Ended
	March	March	YTD	YTD
	2009	2008	March 2009	March 2008
Revenues
Software licensing revenues	$179,423	$(7,788)	$245,931	$282,045
Software transactional revenues	557,118	623,087	2,158,409	1,848,130
Software maintenance revenues	225,914	238,339	892,171	896,358
Software service revenues	934,735	866,842	4,700,476	2,820,332
	1,897,190	1,720,480	7,996,987	5,846,865
Discounts on Sales	-	(129,272)	-	(129,272)
Net Revenue	1,897,190	1,591,208	7,996,987	5,717,593

Cost of sales	552,062	495,243	2,159,579	1,964,555
Gross profit	1,345,128	1,095,965	5,837,408	3,753,038

Operating Expenses
General and administrative	1,213,419	1,484,950	4,932,846	6,144,484
Depreciation and amortization	44,465	48,252	187,443	181,255
Goodwill Impairment	-	4,180,747	-	10,112,931

	1,257,884	5,713,949	5,120,289	16,438,670

Income(Loss) from operations	87,244	(4,617,984)	717,119	(12,685,632)

Other income (expense)
Financing costs	(18,518)	(40,000)	(348,210)	(152,680)
Interest expense	(109,601)	(288,151)	(2,712,621)	(458,675)
Interest expense - related parties	(126,111)	(10,668)	(333,137)	(47,256)
Loss on disposition of assets	-	-	-	(44,231)
Gain on Derivatives	-	536,571	621,281	1,694,237
Other income (expense)	-	11,565	71,255	19,346

	(254,230)	209,317	(2,701,432)	1,010,741

Income(Loss) before provision for income taxes	(166,986)	(4,408,667)	(1,984,313)	(11,674,891)

Provision for income taxes
Income(Loss)	$(166,986)	$(4,408,667)	$(1,984,313)	$(11,674,891)

Basic and diluted income/(loss) per share	$(0.00)	$(0.14)	$(0.06)	$(0.37)

Basic and diluted weighted -average	32,698,517	32,062,962	32,444,764	31,744,212

US DATAWORKS, INC.
INCOME STATEMENT DATA
Non GAAP Reconciliations
For the years ended March 31, 2009 and 2008

	2009	2008
Reconciliation of Adjusted EBITDA (See Note 1)
Net Income	$(1,984,313)	$(11,674,891)
Depreciation and Amortization (incl. loss on disposal of assets)	187,443	181,255
Stock Based compensation expense	284,827	337,720
Other (income) expense	2,701,432	(1,010,741)
Adjusted Ebitda (See Note 1)	1,189,389	(12,166,657)

Reconciliation of EBITDA margin
Revenue	$7,996,987	$5,717,593
Adjusted EBITDA	1,189,389	(12,166,657)
Margin %	15%	(213)%

Notes:
1
Adjusted EBITDA is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, and equity compensation expense. We use Adjusted EBITDA as a supplemental financial measure to assess (i) our operating and financial performance without regard to the structure of our financing or the historical cost basis in our assets and (ii) our ability to generate cash flow to cover our interest payments.  Adjusted EBITDA has limitations as an analytical tool and should not be used as a substitute for financial measures presented in accordance with GAAP, including net income, operating income and cash flow from operating activities.  Such limitations include the fact that Adjusted EBITDA does not reflect (i) cash requirements to service interest and principal payments on our debt, (ii) capital expenditure requirements or (iii) income tax payment requirements and income tax accruals.  In addition, companies in our industry may define Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.

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